UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	83-0423116
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Notes due 2030	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A file number to which this form relates:

333-277452

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the 7.875% notes due 2030 (the “Notes”) of Gladstone Investment Corporation, a Delaware corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Notes” in the prospectus supplement dated December 10, 2024 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in the form in which it was filed with the Securities and Exchange Commission on December 11, 2024. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-277452), which was initially filed with the Securities and Exchange Commission on February 28, 2024 and declared effective on April 18, 2024. The Notes have been approved for listing on the Nasdaq Global Select Market under the symbol “GAINI.”

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-123699), filed May 13, 2005.

3.2	Second Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 814-00704), filed May 15, 2020.

4.1	Specimen Stock Certificate, incorporated by reference to Exhibit 99.d to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

4.2	Indenture, dated as of May 22, 2020, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00704), filed May 22, 2020.

4.3	Second Supplemental Indenture, dated as of March 2, 2021, relating to the 5.00% Notes due 2026, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00704), filed March 2, 2021.

4.4	Form of Global Note with respect to the 5.00% Notes due 2026, incorporated by reference to Exhibit 4.3 hereto.

4.5	Third Supplemental Indenture, dated as of August 18, 2021, relating to the 4.875% Notes due 2028, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00704), filed August 18, 2021.

4.6	Form of Global Note with respect to the 4.875% Notes due 2028, incorporated by reference to Exhibit 4.5 hereto.

4.7	Fourth Supplemental Indenture, dated as of May 31, 2023, relating to the 8.00% Notes due 2028, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00704), filed May 31, 2023.

4.8	Form of Global Note with respect to the 8.00% Notes due 2028, incorporated by reference to Exhibit 4.7 hereto.

4.9	Fifth Supplemental Indenture, dated as of December 17, 2024, relating to the 7.875% Notes due 2030, between Gladstone Investment Corporation and UMB Bank, National Association, as trustee incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00704), filed December 17, 2024.

4.10	Form of Global Note with respect to the 7.875% Notes due 2030, incorporated by reference to Exhibit 4.9 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 17, 2024	GLADSTONE INVESTMENT CORPORATION

	By:	/s/ David Gladstone
	Name:	David Gladstone
	Title:	Chairman of the Board and Chief Executive Officer